UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 29, 2008

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                            Costs Associated with Exit or Disposal Activities.

On October 29, 2008, the executive committee of our board of directors approved consultant staff reductions, the exit of selected practices and office closures. These actions were designed to improve consultant utilization and our competitive positioning.  A copy of the press release we filed on October 30, 2008 announcing these actions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result of these actions, we plan to reduce our consulting staff by approximately 75, including the exit of selected practices and office space reductions.  We are also closing our offices in Austin and Dallas, Texas and reducing our office space in Houston, Texas. We will service those areas from our offices in College Station and Houston, Texas. Additionally, we will be closing our office in Melbourne, Australia. Activities related to that office will now be served by our Hong Kong office.  In connection with these actions, we plan to exit the capital projects and legal business consulting practices.

We have begun implementing these actions, and expect them to be complete by the end of our fourth quarter of fiscal 2008.  We estimate that these actions will result in a fourth quarter restructuring charge of approximately $4 to $5 million.  We estimate that this will include charges of approximately $1.2 million related to the early termination of our leases in Austin and Dallas, the reduction of our office space in Houston, and the disposal of office furnishings and leaseholds.  We have not completed our assessment of employee separation costs and other costs associated with these actions or of offsetting benefits we may have as a result of these actions.  Accordingly, we will provide an estimate of any additional costs as well as the total amount or range of amounts expected to be incurred, as well as an estimate of the associated cash expenditures, when they have been determined, by filing an amendment to this current report on Form 8-K.

Statements in this Item 2.05 concerning the future business, operating results, and financial condition of CRA International, Inc. (the “Company”), including the anticipated costs and cost savings associated with the described actions,  and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s actual costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, dependence on growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this report.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2008, the executive committee of our board of directors approved the promotion of Paul Maleh to the position of Chief Operating Officer.  Mr. Maleh had previously served as an Executive Vice President and the head of our finance platform.  In this position, Mr. Maleh will be responsible for all areas of our global consulting operations and the administrative functions of marketing, business development, and human resources, including recruiting.  A copy of the press release we filed on October 30, 2008 announcing Mr. Maleh’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with this promotion, on October 29, 2008, our compensation committee approved changes to Mr. Maleh’s compensation.  Mr. Maleh’s salary will increase to an annual rate of $450,000.  In addition, Mr. Maleh was granted 31,341 shares of our restricted common stock, 50% of which will vest on October 29, 2011 and 50% of which will vest on October 29, 2012, subject to the deferral of vesting to a later date if and to the extent necessary to ensure that Mr. Maleh’s compensation for a particular fiscal year remains deductible under Section 162(m) of the Internal Revenue Code.  Mr. Maleh’s targets and performance metrics for annual incentive compensation and annual equity incentive compensation for fiscal 2008 performance have not been changed.  With respect to fiscal 2009 performance, Mr. Maleh’s incentive compensation targets will be $675,000 of cash incentive compensation and $650,000 of long-term equity incentive compensation.  For fiscal 2009, the performance factors for Mr. Maleh are expected to be based solely on corporate performance metrics.  We expect that the performance metrics and details of Mr. Maleh’s targets for annual incentive compensation and annual equity incentive compensation for fiscal 2009 performance will be determined by our compensation committee at the time our compensation committee makes its determinations for fiscal 2009 incentive compensation for our other executive officers.

Item 9.01                                            Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

99.1	Press release dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: October 30, 2008	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer

Exhibit Index

Number	Title

99.1	Press release dated October 30, 2008.